CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Quarterly Report of Commercial Net Lease Realty, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company as of September 30, 2003 and December 31, 2002 and its results of operations for the three months and nine months ended September 30, 2003 and 2002.

November 6, 2003	/s/ James M. Seneff, Jr.
Date	Name: James M. Seneff, Jr. Title: Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Commercial Net Lease Realty, Inc. and will be retained by Commercial Net Lease Realty, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.